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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 April 12, 2002
                         -------------------------------
                        (Date of earliest event reported)

                       Video Network Communications, Inc.
                ------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

       Delaware                     000-22235                 52-1707962
   ---------------              -----------------        ----------------------
     (State of                   (Commission File          (I.R.S. Employer
   Incorporation)                      Number)           Identification Number)


             50 International Drive, Portsmouth, New Hampshire 03801
             -------------------------------------------------------
              (Address of principal executive office and zip code)


                                 (603) 334-6700
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5. OTHER EVENTS.

         As publicly disclosed previously, the Company is pursuing a financing that is fundamental to continuing operations. There can be no assurance regarding when or if the financing might close or the amount of the financing if successful. As a result of these financing activities and the potential impact they could have on the valuation of material balance sheet elements, including inventory, and due to the additional demand that has been placed on the Company's accounting staff relative to these recent activities, the registrant has not been able to accurately determine operating loss, net loss or earnings per share at this time and complete the necessary requirements for the filing of its Form 10-KSB. It is anticipated that the Company will complete the necessary activities in order to file its Form 10-KSB within the next 30 days.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   VIDEO NETWORK COMMUNICATIONS, INC.

Date: April 12, 2002               By: /s/ Robert H. Emery
                                   -----------------------------------------
                                   Robert H. Emery
                                   Chief Financial Officer, Vice President of
                                   Administration and Secretary



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